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                          FOURTH AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                               FRONT ROYAL, INC.


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                               Table of Contents

                                   ARTICLE I

                                    Offices

Section 1.1       Principal Office
Section 1.2       Registered Office
Section 1.3       Other Offices

                                  ARTICLE II

                           Meetings of Shareholders

Section 2.1       Place of Meetings
Section 2.2       Annual Meetings
Section 2.3       Substitute Annual Meetings
Section 2.4       Special Meetings
Section 2.5       Notice of Meetings
Section 2.6       Voting Lists
Section 2.7       Quorum
Section 2.8       Proxies
Section 2.9       Voting of Shares
Section 2.10      Presiding Officer
Section 2.11      Inspectors of Voting


                                  ARTICLE III

                                   Directors

Section 3.1       General Powers
Section 3.2       Number and Qualifications
Section 3.3       Terms of Directors
Section 3.4       Nomination and Election of Directors
Section 3.5       Removal
Section 3.6       Vacancies
Section 3.7       Chairman and Vice-Chairman of the Board
Section 3.8       Compensation

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                                  ARTICLE IV

                             Meetings of Directors

Section 4.1       Regular Meetings
Section 4.2       Special Meetings
Section 4.3       Notice of Meetings
Section 4.4       Waiver of Notice
Section 4.5       Quorum
Section 4.6       Manner of Acting
Section 4.7       Presumption of Assent
Section 4.8       Informal Action by Directors
Section 4.9       Participation by Audio Medium

                                   ARTICLE V

                                  Committees

Section 5.1       Executive Committee
Section 5.2       Other Committees
Section 5.3       Vacancy
Section 5.4       Removal
Section 5.5       Committee Membership and Procedures
Section 5.6       Responsibility of Directors

                                  ARTICLE VI

                                   Officers

Section 6.1       Offices
Section 6.2       Appointment and Term
Section 6.3       Removal and Resignation
Section 6.4       Compensation by Contract Rights
Section 6.5       Chairman and Vice-Chairmen of the Board
Section 6.6       Chief Executive Officer
Section 6.7       President
Section 6.8       Secretary
Section 6.9       Duties of Other Officers
Section 6.10      Bonds

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                                  ARTICLE VII

                     Contracts, Loans, Checks and Deposits

Section 7.1       Contracts
Section 7.2       Loans
Section 7.3       Checks and Drafts
Section 7.4       Deposits

                                 ARTICLE VIII

                           Shares and Their Transfer

Section 8.1       Certificates for Shares
Section 8.2       Transfer of Shares
Section 8.3       Closing Transfer Books and
                    Fixing Record Date
Section 8.4       Lost Certificates
Section 8.5       Holder of Record
Section 8.6       Transfer Agent and Registrar
Section 8.7       Control Shares Acquisitions Act

                                  ARTICLE IX

               Indemnification of Directors, Officers and Others

Section 9.1       Definitions
Section 9.2       Indemnification
Section 9.3       Determination
Section 9.4       Advances For Expenses
Section 9.5       Reliance and Consideration
Section 9.6       Insurance
Section 9.7       Continuation of Prior Provisions

                                   ARTICLE X

                              General Provisions

Section 10.1      Distributions
Section 10.2      Seal
Section 10.3      Waiver of Notice
Section 10.4      Amendments
Section 10.5      Fiscal Year
Section 10.6      Succession Order
Section 10.7      Voting of Shares
Section 10.8      Definitions


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                                   ARTICLE I

                                    Offices

         Section 1.1. Principal Office. The principal office of the Corporation shall be located in the City of Morrisville, County of Wake, State of North Carolina or at such other location as determined by the Board of Directors.

         Section 1.2. Registered Office. The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time as provided in the Act.

         Section 1.3. Other Offices. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors from time to time may determine or as the affairs of the Corporation may require.

                                  ARTICLE II

                           Meetings of Shareholders

         Section 2.1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of North Carolina, as shall be designated by the Board of Directors or, upon the failure of the Board to make such designation, by the Chairman of the Board and set forth in the notice of the meeting.

         Section 2.2. Annual Meeting. The annual meeting of shareholders shall be held at the designated location within two hundred and ten (210) days of the close of each fiscal year and at a date and an hour fixed by the Board of Directors for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting. Any matters to be brought forth and considered at the annual meeting, other than such matters brought forth at the direction of the Board of Directors, shall be presented in writing in a timely notice to the Secretary of the Corporation. To be timely, a shareholder's notice must be received at the principal office of the Corporation not less than fifty (50) nor more than seventy-five (75) days prior to the annual meeting.

         Section 2.3. Substitute Annual Meeting. If the annual meeting shall not be held during the period established in Section 2.2, a substitute annual meeting may be called in accordance with the provisions of Section 2.4 or as provided by the Act. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         Section 2.4. Special Meetings. Special meetings of the shareholders may be called at any time by a majority of the Board of Directors of the Corporation, by the Chairman of the Board, or by any shareholder pursuant to the written request of the holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at such meeting; provided, however, that the right of shareholders to call a special meeting shall be suspended and without effect at all times that the Corporation is a "public corporation," as defined in the Act.

         Section 2.5. Notice of Meetings. Written or printed notice stating the time and place of a meeting of shareholders shall be delivered not less than ten (10) nor more than sixty (60) days before the date thereof, either personally or by mail, by or at the direction of the Chairman of the Board, the Board of Directors, or such other person calling the meeting, to each shareholder of record entitled to vote at such meeting and each

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other person specifically entitled to receive such notice under the Act. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder's address as it appears on the record of the shareholders of the Corporation with postage thereon prepaid. Notices to non-shareholders shall be deemed to be delivered as provided by the Act.

         In the case of an annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement is expressly required by the provisions of the Act or applicable federal laws. In the case of a special or substitute annual meeting, the notice shall describe the purpose or purposes for which the meeting is being called. Only the business within the purpose or purposes described in the special or substitute annual meeting notice may be conducted at such meeting.

         Unless a meeting is adjourned (a) to a new date, time or place, and such new date, time or place is not announced at the meeting prior to adjournment or (b) to a date more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting need not be given.

         Section 2.6. Voting Lists. The Secretary of the Corporation shall prepare an alphabetical list by "voting group" (and within each "voting group" by class or series of shares) of the shareholders entitled to vote at each meeting, or any adjournment thereof, with the address of and number of shares held by each shareholder, which list shall be kept on file at the principal office of the Corporation for a period beginning two (2) business days after notice of such meeting is given and continuing through such meeting. Such list shall be subject to inspection and copying (at the shareholder's expense), during the time it is kept on file under the provisions of the preceding sentence, by any shareholder at the Corporation's principal office at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder at any time during the meeting or any adjournment.

         Section 2.7. Quorum. The holders of a majority of the shares of each "voting group" entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on such matter by such "voting group". If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it is deemed present for the remainder of the meeting and any adjournment thereof unless a new record is or, under the Act, must be set for that adjourned meeting.

         Section 2.8. Proxies. Shares may be voted either in person or by one or more agents authorized by a proxy in a form permissible under the Act and executed by the shareholder or by the shareholder's duly authorized attorney-in-fact. An appointment of proxy is effective when received by the Secretary of the Corporation or other officer or agent of the Corporation authorized to tabulate votes. An appointment of proxy is not valid after the expiration of eleven (11) months from the date it is deemed effective unless the person executing it expressly specifies therein the length of time for which it is to continue in force or limits its use to a particular meeting. An appointment of proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment form is "coupled with an interest" as provided in the Act.

         Section 2.9. Voting of Shares. Subject to the provisions of Section
3.4 hereof, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.


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         Except in the election of directors as provided in Section 3.4 and the removal of the directors pursuant to Section 3.5, the vote of a majority of the shares of a "voting group" voted on any matter at a meeting of shareholders at which a quorum of that "voting group" was initially present shall be the act of the shareholders of that "voting group" on that matter, unless the vote of a greater number is required by the Act, the Articles of Incorporation, or these By-Laws. Voting on all matters shall be by voice vote or by a show of hands unless federal law applicable to the Corporation shall require a secret ballot vote on that particular matter.

         Shares of its own stock held by the Corporation, directly or indirectly, or through a subsidiary corporation, in a fiduciary capacity may be voted and shall be counted in determining the total number of shares entitled to vote. Except as provided in the preceding sentence and absent special circumstances, shares of the Corporation are not entitled to vote if they are owned directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of that second corporation.

         The Chairman of the Board and the Secretary of the Corporation are authorized to establish all reasonable and necessary procedures to permit the voting by beneficial owners of their shares registered in the names of nominees. The determination of whether acceptable evidence has been presented by a person or entity to establish his, her or its beneficial ownership of, and authority to vote, shares of the Corporation shall be made by the Chairman of the Board, and his decision shall be final.

         Section 2.10. Presiding Officer. The Chairman of the Board shall preside at the shareholders' meetings. In his absence, the provisions of
Section 10.6 of these By-Laws shall control. The Secretary or, in the absence of the Secretary, any person designated by the Chairman of the Board shall act as secretary of such meetings.

         Section 2.11. Inspectors of Voting. At each meeting of the shareholders the proxies shall be received and be taken in charge, and all questions touching qualifications of voters or the validity of proxies, the presence of a quorum, the acceptance of votes and the results of shareholder votes shall be decided, by voting inspectors who shall act in accordance with
Section 55-7-24 of the Act. Such voting inspectors (who may not be nominees for election to office at such meeting) shall be appointed prior to the meeting by the Chairman of the Board.

                                  ARTICLE III

                                   Directors

         Section 3.1. General Powers. All corporate powers shall be exercised by and under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

         Section 3.2. Number and Qualifications. The number of directors of the Corporation shall be not less than seven (7) nor more than eleven (11), which number may be fixed or changed from time to time, within the minimum and the maximum, by the Board of Directors; provided, however, that a decrease in the number of directors shall not shorten the term of any director in office at the time of such decrease. Directors need not be residents of the State of North Carolina. Each director of the Corporation shall at all times meet

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all statutory and regulatory qualifications applicable by virtue of the nature of the business of the Corporation or as a result of the Corporation having a class of securities registered under the Securities Exchange Act of 1934, as amended (the "1934 Act").

         Section 3.3. Terms of Directors. The directors of the Corporation shall be divided into three (3) classes, as nearly as equal as possible in number as may be, to serve in the first instance for terms of one (1), two (2) and three (3) years, respectively, or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify, and thereafter, the successors in each class of directors shall be elected to serve for terms of three (3) years or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify. In the event of an increase or decrease in the number of directors, the additional or eliminated directorship shall be so classified that all class of directors remain or become as nearly equal in number as may be.

         Section 3.4. Nomination and Election of Directors. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of the shareholders held to elect directors may be made by or at the direction of the Board of Directors or may be made at such shareholders meeting by any share holder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this
Section 3.4. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be received at the principal office of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the shareholders meeting; provided, however, that in the event that such applicable shareholders meeting is not an annual meeting of shareholders, notice by the shareholder to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the shareholders meeting was mailed or public disclosure of such meeting was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to applicable regulations promulgated under the 1934 Act; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation at a shareholders meeting unless nominated in accordance with the procedures set forth herein. The Chairman of the Board shall, if the facts warrant, determine and declare to the shareholders meeting that a nomination was not made in accordance with the foregoing procedure and, accordingly, shall be disregarded.

         Except as provided in Section 3.6, the directors (or, if applicable, each director in a class) shall be elected at the annual meeting of the shareholders; and those persons who receive a plurality of the votes cast by the shares entitled to vote in the election of directors at such meeting shall be deemed to have been elected. If federal law applicable to the Corporation so requires, election of directors shall be by secret ballot.

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         Section 3.5. Removal and Resignation. A director may be removed by the stockholders of the Corporation only for cause by an affirmative vote of the holders of at least 66.67% of the voting power of the then outstanding shares of any class or series of capital stock of the Corporation entitled to vote generally in the election of the Board of Directors, voting together as a single class. If any director is removed, a successor director shall be elected pursuant to Section 3.6. A director may not be removed at a meeting (other than an annual meeting at which election of directors normally occurs) unless the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may resign at any time by communicating his resignation to the Board of Directors, its Chairman, or the Corporation. Such resignation is effective when communicated unless it specifies in writing a later date or subsequent event upon which it will become effective.

         Section 3.6. Vacancies. A vacancy occurring in the Board of Directors shall be filled by a vote of the majority of the remaining directors, though less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall serve until the expiration of such term for which the vacancy occurred.

         Section 3.7. Chairman and Vice-Chairmen of the Board. There shall be a Chairman of the Board of Directors and may be one or more Vice-Chairmen of the Board of Directors, each elected by the directors from their number at any meeting of the Board. In addition to his duties expressly set forth in these Bylaws, the Chairman of the Board shall perform such other duties as may be directed by the Board. In his absence or disability, the provisions of Section
10.6 shall control. The Vice-Chairmen of the Board shall perform such duties as may be directed by the Board.

         Section 3.8. Compensation. The Board of Directors may compensate directors for their services as such, may compensate the Chairman of the Board and the Vice-Chairmen of the Board for their services as such, and may provide for the payment of all expenses incurred by the directors in attending regular and special meetings of the Board or any committee thereof.

                                  ARTICLE IV

                             Meetings of Directors

         Section 4.1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same or some other designated place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings. Unless otherwise provided by the Board of Directors, the Board shall meet at least as often as once each fiscal quarter, on the dates and at the time established as customary by the Board of Directors.

         Section 4.2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or any three (3) directors. Such meetings may be held either within or without the State of North Carolina as fixed by the person or persons calling any such meeting.

         Section 4.3. Notice of Meetings. When held on the dates and at the time established as customary by the Board of Directors, regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least twenty-four (24) hours

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before the date of such meeting, give notice thereof by telephone, telegraph, teletype or other form of wire or wireless communication, including facsimile communication, or by written communication delivered by hand, United States mail, or private carrier. Written notice of a special meeting of the directors is effective at the earliest of the following: (a) when received; (b) upon transmission if sent by facsimile and if completed transmission is evidenced by a sender's confirmation report generated by the sender's facsimile machine;
(c) on the date shown on the confirmation of delivery issued by a private carrier, if sent by private carrier to the address of the director last known to the Corporation; or (d) upon its deposit in the United States mail, as evidenced by the postmark, if mailed by first class mail, with postage thereon prepaid, and correctly addressed; provided, however, that in order for such notice to be effective by this Subsection 4.4(d), the special meeting must be scheduled no earlier than three (3) days from the date such notice is mailed. Oral notice is effective when actually communicated to the director. Notice of an adjourned meeting of directors need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment. Such notice need not specify the purpose for which the meeting is called. Special meetings may be held without notice upon the unanimous consent of the directors.

         Section 4.4. Waiver of Notice. Any director may waive notice of any meeting by filing a written and signed waiver with the minutes of the meeting or in the Corporation's corporate records. A director's attendance at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting any business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         Section 4.5. Quorum. The presence of a majority of the number of directors prescribed by the Board of Directors under Section 3.2 and in office immediately prior to a meeting shall constitute a quorum for the transaction of business at that meeting of the Board.

         Section 4.6. Manner of Acting. Except as otherwise provided in these By-Laws, or by the Act, the act of the majority of the directors attending or participating in a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Corporation's Restated Articles of Incorporation (as hereafter further amended) or these By-Laws.

         Section 4.7. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting (or promptly upon the director's arrival) to holding such meeting or transacting business at it, (b) the director shall file a written dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or with the Corporation immediately after the adjournment of the meeting, or (c) the director's contrary vote or abstention is entered in the minutes of the meeting at the request of such dissenting or abstaining director. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

         Section 4.8. Informal Action by Directors. Action taken by the directors without a meeting is never theless Board action, and may be described as such, if one or more written consents to the action in question, describing the action taken, are signed by all the directors and filed with the minutes of the proceedings of the Board of Directors or in the records of the Corporation, whether done before or after the action so taken. Action taken pursuant to this Section 4.8 shall be effective when the last director signs a written consent to such action, unless the consent specifies a different effective date.

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         Section 4.9. Participation by Audio Medium. Upon approval by the
Board of Directors, any one or more directors may participate in any meeting of the Board or its committees by means of a conference telephone or similar communications medium allowing all directors participating in the meeting to hear one another simultaneously throughout the meeting. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE V

                                  Committees

         Section 5.1. Executive Committee. The Board of Directors, by proper resolution and by the vote required under Section 4.6, may appoint an Executive Committee which shall be composed of at least three (3) directors who shall serve at the pleasure of the Board of Directors and which shall have and exercise the powers of the Board of Directors in the direction of the management of the business affairs of the Corporation, except at such time as the Board of Directors is in session. The Chairman of the Board and the Chief Executive Officer (if the Chief Executive Officer is a director) shall each be a member of the Executive Committee. The members of the Executive Committee shall select a Chairman of such committee by a majority vote. Meetings of the Executive Committee may be held at any time on the call of its Chairman or any two (2) members of the Committee. A majority of the members of the Executive Committee shall constitute a quorum. Action by the Executive Committee shall be by majority vote of the members of the Executive Committee. The Executive Committee shall keep minutes of its meetings and shall report its actions to the next succeeding meeting of the Board of Directors.

         The Board of Directors shall have the power to direct, limit and control the Executive Committee, and to rescind or modify any action of the Executive Committee, by resolution at any special or regular meeting or by general rules adopted for its guidance. In addition, neither the Executive Committee nor any other committee appointed under these By-Laws shall have any authority to do any act listed in Section 55-8- 25(e) of the Act, as now or hereafter existing, or in any successor to such statute.

         Section 5.2. Other Committees. The Chairman of the Board, subject to approval by the Board of Directors by the vote required under Section 4.6, or the Board of Directors, by proper resolution and by the vote required under
Section 4.6, may appoint such other committees as may be deemed by the Chairman or the Board, as applicable, to be appropriate. Each such committee shall have at least two (2) members.

         Section 5.3. Vacancy. Any vacancy occurring on a Board committee shall be filled by the vote of the Board of Directors required under Section 4.6.

         Section 5.4. Removal. Members of all committees of the Board shall serve at the pleasure of the Board. Any member of a Board committee may be removed at any time with or without cause by the vote of the Board of Directors required under Section 4.6.

         Section 5.5. Committee Membership and Procedures. Except as otherwise expressly provided in this Article V, the provisions of these By-Laws governing meetings, action without meetings, notice, waiver of notice, quorum, and voting requirements of the Board shall apply to each committee of the Board.

         Section 5.6. Responsibility of Directors. In discharging his duties as a director, a director shall be entitled to rely on information, opinions, reports and statements prepared or presented by a Board committee

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of which he is not a member unless he has actual knowledge of a matter which makes such reliance unwarranted. Such permissible reliance shall relieve such director of any responsibility or liability imposed upon him by law when and to the extent permitted by the Act.

         If any action taken by a Board committee is not thereafter formally considered by the Board, a director may dissent from such action by filing his written objection with the Secretary with reasonable promptness after learning of such action.

                                  ARTICLE VI

                                   Officers

         Section 6.1. Officers. The officers of the Corporation shall consist of a Chairman of the Board of Directors, Chief Executive Officer, President and a Secretary. Other officers, including, without limitation, a Vice Chairman of the Board of Directors, one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), a Chief Operating Officer, a Chief Financial Officer, a Treasurer, a Controller, Assistant Secretaries, and Assistant Treasurers, may from time to time be elected by the Board of Directors. Any two or more offices, except President and Secretary, Chief Executive Officer and Secretary, and Chief Operating Officer (if applicable) and Secretary, may be held by the same person. No officer may act in more than one capacity when the action of two or more officers is required.

         Section 6.2. Appointment and Term. The officers of the Corporation shall be appointed by the Board of Directors. Such appointments may be made at any regular or special meeting of the Board. Each officer shall hold office until the officer's death, resignation, retirement, removal, disqualification, or his successor is appointed and qualified.

         Section 6.3. Removal and Resignation. Any officer or agent appointed by the Board of Directors may be removed by the Board with or without cause whenever in its judgment the best interests of the Corporation will be served thereby. Any such removal or disqualification shall be by the vote of the Board of Directors required under Section 4.6.

         An officer may resign at any time by communicating such officer's resignation to the Corporation. A resignation is effective when it is communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

         Section 6.4. Compensation and Contract Rights. The compensation of all officers of the Corpora tion shall be fixed by the Board of Directors.

         The appointment of an officer does not itself create contract rights. An officer's removal does not itself affect the officer's contract rights, if any, with the Corporation, and an officer's resignation does not itself affect the Corporation's contract rights, if any, with the officer.

         Section 6.5. Chairman and Vice-Chairmen of the Board. The Chairman of the Board and the Vice-Chairmen of the Board shall be deemed to be officers of the Corporation and, in addition to their power and

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duties expressly set forth in these By-Laws, shall have such power and duties as may be prescribed by the Board of Directors from time to time by the vote required under Section 4.6.

         Section 6.6. Chief Executive Officer. Subject to the direction of the Board of Directors, the Chief Executive Officer shall direct and supervise the management of the Corporation in accordance with these Bylaws and the Corporation's Articles of Incorporation.

         Section 6.7. President. The President shall be the principal administrative officer of the Corporation and, subject to the direction of the Chief Executive Officer and the Board of Directors, shall direct and supervise the administration of the management of the Corporation in accordance with these Bylaws and the Corporation's Articles of Incorporation. In the absence of the Chief Executive Officer, or in the event of his death, disability or inability or refusal to act, the President, unless otherwise determined by the Board of Directors, shall also perform the duties of the Chief Executive Officer, and when so acting, shall have all of the powers and be subject to all the restrictions upon the Chief Executive Officer.

         Section 6.8. Secretary. The Secretary shall: (a) keep the minutes of the meetings of shareholders, the Board of Directors and each committee of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and ascertain that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; (f) keep or cause to be kept in the State of North Carolina at the Corporation's registered office or principal office a record of the Corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and prepare or cause to be prepared voting lists prior to each meeting of shareholders as required by law and these By-Laws; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board of Directors. The Secretary may sign with the Chief Executive Officer or the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. The Secretary shall maintain at the Corporation's principal office (a) the Corporation's Articles of Incorporation, and all amendments thereto, (b) these ByLaws, and all the amendments hereto, (c) minutes of the meetings, and all resolutions, of the Board of Directors, (d) the minutes of the meetings, and the reports, of all committees of the Board of Directors, (e) the minutes of all meetings of shareholders and the records of all actions by shareholders without meetings for the preceding three (3) years, (f) all written communications to shareholders, and all financial statements required to be made available to shareholders, for the preceding three (3) years, (g) a list of the names and business addresses of the Corporation's current directors and officers, and (h) the Corporation's most recent annual report delivered to the North Carolina Secretary of State under Section 55-16-22 of the Act.

         Section 6.9. Duties of Other Officers. The duties of all officers and employees not defined and enumerated in these By-Laws shall be prescribed and fixed by the Chief Executive Officer and in carrying out the authority to do all other acts necessary to be done to carry out the prescribed duties unless otherwise ordered by the Board of Directors, including, but not limited to, the power to sign, certify or endorse notes, certificates of indebtedness, deeds, checks, drafts or other contracts for and on behalf of the Corporation and/or to affix the seal of the Corporation to such documents as may require it.

         Section 6.10. Bonds. The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on

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the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                  ARTICLE VII

                     Contracts, Loans, Checks and Deposits

         Section 7.1. Contracts. The Chief Executive Officer and the President are authorized to enter any contract, lease or other agreement, and to execute and deliver any instrument, on behalf of the Corporation which is to be entered or executed and delivered in the ordinary course of the Corporation's business. In addition, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract, lease, or other agreement or to execute and deliver any instrument on behalf of the Corporation, whether or not such action is within the ordinary course of the Corporation's business, and such authority may be general or confined to specific instances. Any resolution of the Board of Directors authorizing the execution of any contract, lease or other agreement or delivery of any instrument on behalf of the Corporation by the proper officers of the Corporation or by officers of the Corporation generally and not specifying particular officers shall be deemed to authorize execution or delivery, as applicable, by the Chief Executive Officer, President or any other officer if such execution or delivery is within the scope of the duties of such other officer. The Board of Directors may authorize the Corporation to enter into employment contracts with any of its employees for any length of time and on any terms and conditions it deems wise.

         Section 7.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors, or a committee thereof, and except as permitted by law. Such authority may be general or specific in nature and scope.

         Section 7.3. Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as from time to time shall be determined by resolution of the Board of Directors.

         Section 7.4. Deposits. All funds of the Corporation not otherwise employed from time to time shall be deposited to the credit of the Corporation in such depositaries as the Board of Directors or a committee thereof, shall direct.

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

                                 ARTICLE VIII

                           Shares and Their Transfer

         Section 8.1. Certificates for Shares. Shares of the Corporation may, but need not, be represented by certificates. When shares are represented by certificates, the Corporation shall issue such certificates in such form as the Board of Directors, or a committee thereof, shall determine in accordance with the Act to every shareholder for the fully paid shares owned by him. These certificates shall be signed by, or bear the facsimile signature of the Chief Executive Officer or the President and the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation or its facsimile. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by shareholders or for any other corporate purpose. Such certificates shall indicate thereon a reference to any and all restrictive conditions imposed on the shares represented thereby.

         When shares are not represented by certificates, then within a reasonable time after the issuance or transfer or such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by the Act to be on certificates.

         Section 8.2. Transfer of Shares. The Corporation, or its agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder's address and the number and class or series of shares held by such shareholder. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder's duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

         If shares of the Corporation (1) are in the custody of a clearing corporation or a custodian bank, or a nominee of either subject to the instructions of the clearing corporation; (2) are in bearer form or endorsed in blank by an appropriate person or registered in the name of the clearing corporation or a custodian bank, or a nominee of either; and (3) are shown on the account of a transferor or pledgor on the books of a clearing corporation, then in addition to other methods, a transfer or pledge of the shares or any interest therein may be effected by the making of appropriate entries on the books of the clearing corporation reducing the account of the transferor or pledgor and increasing the account of the transferee or pledgee by the number of shares transferred or pledged.

         The Board of Directors, or a committee thereof, may make such additional rules and regulations regarding the transfer of shares and share certificates as they deem reasonable, necessary and desirable. All such restrictions upon transfer shall be noted conspicuously upon the certificate(s) representing ownership of the shares so restricted.

         Section 8.3. Closing Transfer Books and Fixing Record Date. For the purpose of determining the shareholders of any "voting group" entitled to notice of or vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive any "distribution", or in order to make a determination of the

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

shareholders of any "voting group" for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, thirty (30) days. If the stock transfer books shall be closed for the purpose of determining shareholders of any "voting group" entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of the shareholders of a "voting group", such record date in any case to be not more than seventy (70) days and, in the case of a shareholders meeting, not less than ten (10) days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to occur.

         If the stock transfer books are not closed and no record date is fixed for the determination of the shareholders of a "voting group" entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a "distribution", the close of business on the day before the date on which notice of the meeting is first delivered to shareholders or the date on which the resolution of the Board of Directors authorizing such distribution is deemed effective under the Act, as the case may be, shall be the record date for such determination of shareholders.

         When a determination of the shareholders of a "voting group" entitled to vote at any meeting of shareholders has been made as provided in this
Section 8.3, such determination shall apply to any adjournment thereof except
(a) where the meeting has been adjourned for more than 120 days after the date fixed for the original meeting or (b) where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         Section 8.4. Lost Certificates. The Board of Directors or an officer so authorized by the Board may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost, destroyed or mutilated, upon receipt of an affidavit of such fact from the person claiming the loss, destruction or mutilation satisfactory to the Board or such officer. When authorizing such issuance of a new certificate, the Board of Directors or such officer may require the claimant to give the Corporation a bond in such sum as the Board of Directors or such officer may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed.

         Section 8.5. Holder of Record. The Corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares.

         Section 8.6. Transfer Agent and Registrar. The Corporation may, if and whenever the Board of Directors so determines, maintain in the State of North Carolina or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which officers and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a Transfer Agent and Registrar shall have been designated shall be valid unless countersigned by such Transfer Agent and registered by such Registrar.

         Section 8.7. Control Share Acquisitions Act. Pursuant to Section 55-9A-09 of the Act, the provisions of Control Shares Acquisitions Act, as stated in Article 9A of the Act, shall not be applicable to the Corporation, and the Corporation expressly "opts out" of the Control Shares Acquisitions Act.

                                  ARTICLE IX

               Indemnification of Directors, Officers and Others

          Section 9.1. Definitions. For purposes of this Article IX, the following definitions shall apply:

          (a) "Corporation" means the Corporation and all "predecessors" thereof, as such term is defined in Section 55-8-50(b)(1) of the Act.

          (b) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent or another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if such director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

          (c) "Expenses" means expenses of every kind incurred in defending a Proceeding, including, but not limited to, legal, accounting, expert and investigatory fees and expenses.

          (d) "Indemnified Officer" shall mean each officer of the Corporation who is also a director of the Corporation and each other officer of the Corporation who is designated by the Board of Directors from time to time as an Indemnified Officer. An Indemnified Officer shall be entitled to indemnification hereunder to the same extent as a Director, including, without limitation, indemnification with respect to service by the Indemnified Officer at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

          (e) "Liabilities" means any obligation to pay any or all of the following: a judgment, a settlement, a penalty, a fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses, including, but not limited to, attorneys' fees of opposing parties incurred with respect to a Proceeding.

          (f) "Proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and any inquiry or investigation that could lead to such a proceeding).

         Section 9.2. Indemnification. In addition to, and not in any way in limitation of, all indemnification rights and obligations otherwise provided by law, the Corporation shall indemnify and hold harmless its Directors and Indemnified Officers against all Liabilities and Expenses in any Proceeding (including, without limitation, a Proceeding brought by or on behalf of the Corporation itself) arising out of their status as Directors or officers, or their service at the Corporation's request as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or their activities in any such capacity; provided, however, that the Corporation shall not indemnify a Director or an Indemnified Officer against Liabilities or Expenses that such person may incur on account of activities of such person which at the time taken were known or believed by him or her to be clearly in conflict with the best interests of the Corporation. The Corporation shall also indemnify each Director and Indemnified Officer for his or her reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted herein, if it is determined in accordance with Section 9.3 that the Director or Indemnified Officer is entitled to indemnification hereunder.

         The Board of Directors shall have the authority to adopt such resolutions pertaining to the implementation of this Section 9.2 as it may from time to time determine, and such resolutions shall be given full effect, even though they supplement, amplify or go beyond the provisions of this
Section 9.2, provided and to the extent such resolution does not violate any provision of the Act or the Corporation's Articles of Incorporation. This
Section 9.2 shall be construed in a manner to fully effect the purpose and intent of the resolution of the Corporation's Board of Directors approving and adopting this provision.

         Section 9.3. Determination. Any indemnification under Section 9.2 shall be paid by the Corporation in a specific case only after a determination that the Director or Indemnified Officer has met the standard of conduct set forth in Section 9.2. Such determination shall be made:

         (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the Proceeding;

         (b) if a quorum cannot be obtained under Section 9.3(a), by a majority vote of a committee duly designated by the Board of Directors (in which vote directors who are parties to the Proceeding may participate), consisting solely of two or more directors not at the time parties to the Proceeding;

         (c) by special legal counsel (i) selected by the Board of Directors or a committee thereof in the manner prescribed in Section 9.3(a) or
         (b); or (ii) if a quorum of the Board of Directors cannot be obtained under Section 9.3(a) and a committee cannot be designated under
         Section 9.3(b), selected by a majority vote of the full Board of Directors (in which selection directors who are parties in the Proceeding may participate); or

         (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination.

         The Board of Directors shall take all such action as may be necessary and appropriate to enable the Corporation to pay the indemnification required by this Article IX.

         Section 9.4. Advances for Expenses. The Expenses incurred by a Director or an Indemnified Officer in defending a Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director or Indemnified Officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation against such Expenses. Subject to receipt of such undertaking, the Corporation shall make reasonable periodic advances for Expenses pursuant to this Section 9.4, unless the Board of Directors shall determine, in the manner provided in Section 9.3 and based on the facts then known, that indemnification under this Article IX is or will be precluded.

         Section 9.5. Reliance and Consideration. Any Director or Indemnified Officer who at any time after the adoption of this Article IX serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right, however, shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article IX. No amendment, modification or repeal of this Article IX shall adversely affect the right of any Director or Indemnified Officer to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

         Section 9.6. Insurance. The Corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were or are serving at the request of the Corporation in any capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
Article IX or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee, agent or other person identified above made to or on behalf of a person entitled to indemnification under this Article IX shall relieve the Corporation of its liability for indemnification provided for in this Article IX or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the Corporation with respect to such payment.

         Section 9.7. Continuation of Prior Provisions. The provisions of
Section 6 of Article IX of the Corporation's Third Amended and Restated Bylaws (in effect prior to the adoption of these By-Laws) regarding indemnification shall be deemed to be continued and incorporated herein, but shall not in any way diminish or limit the other provisions of this Article IX. The indemnification obligations of the Corporation under such prior Section 6 of
Article IX shall remain in force respecting, but solely respecting, claims made and liabilities asserted prior to the adoption of these By-Laws to the full extent provided under law.

                                   ARTICLE X

                              General Provisions

         Section 10.1. Distributions. The Board of Directors from time to time may declare or authorize, and the Corporation may pay or distribute, dividends or other distributions on its outstanding shares in the manner and upon the terms and conditions provided by the Act and by the Articles of Incorporation.

         Section 10.2. Seal. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed the word "SEAL"; and such seal, in the form approved and adopted by the Board of Directors and as impressed on the margin hereof, shall be the corporate seal of the Corporation.

         Section 10.3. Waiver of Notice. Except as otherwise expressly provided herein, whenever any notice is required to be given to any shareholder or director under the provisions of the Act or under the provisions of the Restated Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice and delivered to the Secretary of the Corporation, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         Section 10.4. Amendments; Emergency By-Laws. To the extent permitted by the Act and except as otherwise expressly provided herein, these By-Laws may be amended or repealed and new By-Laws may be adopted by (i) the affirmative vote of the Board of Directors required under Section 4.6 or (ii) the affirmative vote of 66.67% of the voting power of the then outstanding shares of any class or series of capital stock of the Corporation entitled to vote. In addition, in the circumstances described in Section 55-2-07(d) of the Act, the Board of Directors may adopt, as provided in Sections 55-2-07 and 55-3-03 of the Act, such emergency by-laws as may be necessary or appropriate. Such emergency by-laws shall supersede any inconsistent provisions of these By-Laws during the existence of such emergency and shall be approved by the shareholders at the next annual meeting, if necessary.

         Except as authorized by the action of the shareholders as provided by the Act, the Board of Directors shall have no power to adopt a by-law:

         (1) requiring more than a majority of the voting shares of a "voting group" for a quorum at a meeting of shareholders or more than a majority of the votes cast by the shareholders of a "voting group" to constitute action by the shareholders of that "voting group", except where higher percentages are required by law, the Articles of Incorporation or these Bylaws;

         (2) providing for the management of the Corporation otherwise than by the Board of Directors or its Executive Committee;

         (3) increasing or decreasing the number of directors above or below the maximum or minimum, respectively, set forth in Section 3.2 hereof and the Articles of Incorporation; or

         (4) rescinding any classification and staggering of terms by the shareholders.

         Section 10.5. Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

         Section 10.6. Succession Order. The succession order to the Chairman of the Board for purposes of these By-Laws shall be the Vice-Chairmen of the Board in the order of seniority of service in such office (in the event of a dispute as to seniority, a majority vote of the directors then present shall establish seniority), and the Chief Executive Officer and, if there are no persons holding such offices or if the Board of Directors shall determine to alter such succession order, the person selected to preside by a majority of the directors present or participating in a meeting at which such designation is necessary.

         Section 10.7. Voting of Shares. Authority to vote shares of another corporation or any subsidiary of the Corporation and to execute proxies, written waivers and consents with regard to the voting of such shares, in each instance in accordance with the resolution or action of the Board of Directors delegating such authority, shall be vested exclusively in the Chairman of the Board, the Chief Executive Officer or such other officers of the Corporation as shall be expressly named from time to time by the Board of Directors in resolutions adopted or actions taken for that purpose.

         Section 10.8. Definitions. As used herein, the term "Act" shall refer to the North Carolina Business Corporation Act, as in effect on the date the Bylaws are adopted and as amended from time to time. As used herein, the terms "distribution," "voting group" and "public corporation" shall have the meanings set forth in Sections 55-1-40(6), 55-1-40(26) and 55-1-40(18a), respectively, of the Act. As used herein, the term

"Restated Articles of Incorporation" shall mean the Restated Articles of Incorporation of the Corporation as they may exist from time to time and as hereafter amended or restated.


         Restated and adopted, this _______ day of ___________________, 1998.




                                             -------------------------
                                             Secretary